UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011

GENPACT LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street
Hamilton HM, Bermuda
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)(d)(e)  On May 11, 2011, Pramod Bhasin resigned from the board of directors and from his position as President and Chief Executive Officer of Genpact Limited (“Genpact”), effective June 17, 2011.  Mr. Bhasin will continue to be employed by Genpact as Non-Executive Vice Chairman.  NV “Tiger” Tyagarajan, 49, Genpact’s Chief Operating Officer since February 2009, and Genpact’s Executive Vice President and Head of Sales, Marketing & Business Development from February 2005 through February 2009, will succeed Mr. Bhasin as a member of the board of directors and President and Chief Executive Officer of Genpact on June 17, 2011.  Genpact’s related press release announcing these changes is included as Exhibit 99.1 to this Form 8-K.

In addition, as previously disclosed, on May 10, 2011, Genpact's shareholders approved the amendment and restatement of the 2007 Omnibus Incentive Plan, which is described under Proposal 3 in Genpact’s proxy statement filed with the Securities and Exchange Commission on April 15, 2011, which description is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press release, dated May 16, 2011

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: May 16, 2011	By:	/s/ Heather D. White
	Name:	Heather White
	Title:	Vice President
and Senior Legal Counsel

EXHIBIT INDEX

Exhibit	Description
99.1	Press release, dated May 16, 2011